Exhibit 99.1

California Pizza Kitchen Announces a 24% Increase in Earnings Per Share for the Second Quarter of 2008 and Raises Full Year Guidance

LOS ANGELES--(BUSINESS WIRE)--California Pizza Kitchen, Inc. (Nasdaq:CPKI) today reported revenues and net income for the second quarter ended June 29, 2008.

Highlights for the second quarter of 2008 relative to the same quarter a year ago were as follows:

  Total revenues grew approximately 11.3% to $176.6 million
  Comparable restaurant sales increased 1.4%
  Net income of $6.6 million, or $0.26 per diluted share

Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "We are very pleased with our second quarter performance which was driven by the success of our Thank You Card Program, continued growth from ancillary revenue streams, and efficiencies gained through operational discipline and expense controls. Going forward we remain focused on menu innovation, superior guest service, and a disciplined approach to new full service restaurant growth. Additionally, we continue to develop our successful relationship with Kraft and are pursuing new opportunities with international and domestic franchising partners in key markets.”

Rosenfield and Flax concluded, “Despite a challenging economic environment we are very pleased to increase our earnings per share estimates for the full year. We are able to do this as a result of our strong second quarter performance, better than anticipated year to date comparable restaurant sales of 1.0% and the successful completion of our $50.0 million share repurchase program. However, we remain cautious regarding continued economic weakness and as such, maintain our full year comparable restaurant sales estimate of negative 1% to 0%.”

Average weekly sales for the Company's 190 full service restaurants were $68,708 in the second quarter of 2008 compared to $68,535 for the same quarter last year.

During the second quarter, the Company added three full service restaurants in Plymouth Meeting, Pennsylvania; Portland, Oregon and Chino Hills, California. In addition, the Company's international franchise partners WDI Corporation, Iris Co. Ltd. and Grupo Calpik, S.A. de C.V each added one full service restaurant in Tokyo, Japan; Seoul, Korea and Mexico City, Mexico, respectively.

The Company also raised its full-year earnings guidance based on the following assumptions:

  Earnings per diluted share of $0.65-$0.70 compared to $0.59-$0.65 estimated on May 8, 2008
  Comparable restaurant sales of negative 1% to 0%
  Opening 12 full service restaurants
  Opening nine international full service franchise restaurants
  Opening two domestic CPK/ASAP franchise restaurants
  Opening one LA Food Show restaurant

The Company will host a conference call today at approximately 4:30 pm ET. A webcast of the conference call can be accessed at www.cpk.com.

Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, appetizers and sandwiches. The average guest check is approximately $13.95. As of August 7, 2008 the company operates, licenses or franchises 244 locations, of which 201 are company-owned and 43 operate under franchise or license agreements. The Company also has a licensing agreement with Kraft Pizza Company which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

Information about California Pizza Kitchen, Inc. can be found on the Company's website at www.cpk.com.

This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Selected Unaudited Consolidated Financial and Operating Data
(Dollars in thousands, except for per share and operating data)

	Quarter Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

Statement of Income:

Revenues:
Restaurant sales	$173,772	$156,592	$336,540	$304,436
Royalties from Kraft licensing agreement	1,526	1,073	2,397	1,786
Domestic franchise revenues	740	664	1,400	1,186
International franchise revenues	589	252	1,007	540
Total revenues	176,627	158,581	341,344	307,948

Costs and expenses:
Food, beverage and paper supplies	43,468	38,426	83,155	74,802
Labor (1)	64,177	56,912	126,276	113,111
Direct operating and occupancy	34,124	30,773	67,311	59,468
Cost of sales	141,769	126,111	276,742	247,381

General and administrative (2)	13,066	12,206	26,126	24,997
Depreciation and amortization	10,481	9,022	21,432	17,563
Pre-opening costs	958	852	2,626	2,203
Store closure costs	839	768	839	768

Total costs and expenses	167,113	148,959	327,765	292,912

Operating income	9,514	9,622	13,579	15,036

Other income (expense):
Interest income (expense), net	179	91	(322)	178
Total other income (expense)	179	91	(322)	178

Income before income tax provision	9,693	9,713	13,257	15,214
Income tax provision	3,135	3,393	4,242	5,297
Net income	$6,558	$6,320	$9,015	$9,917

Net income per common share:
Basic	$0.26	$0.22	$0.35	$0.34
Diluted	$0.26	$0.21	$0.34	$0.33

Shares used in computing net income per common share (in thousands) (3):

Basic	25,308	29,129	26,037	29,127
Diluted	25,436	30,236	26,132	30,163

Operating Data:
Locations open at end of period	242	213	242	213
Company-owned full service restaurants open at end of period
	190	170	190	170
Average weekly company-owned full service restaurant sales
	$68,708	$68,535	$67,113	$67,232
18-month comparable company-owned restaurant sales increase
	1.4%	5.4%	1.0%	5.1%

(1) Labor expense for the three and six months ended June 29, 2008 includes approximately $191,000 and $401,000 of stock-based compensation, respectively, compared to $201,000 and $420,000 in the three and six months ended July 1, 2007, respectively.
(2) General and administrative expense for the three and six months ended June 29, 2008 includes approximately $1.6 million and $3.0 million of stock-based compensation, compared to $1.5 million and $3.5 million in the three and six months ended July 1, 2007, respectively.
(3) Includes effect of 3-for-2 stock split effective June 19, 2007.

	Quarter Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

Statement of Income Percentages (1):

Revenues:
Restaurant sales	98.4%	98.7%	98.6%	98.9%
Royalties from Kraft licensing agreement	0.9%	0.7%	0.7%	0.6%
Domestic franchise revenues	0.4%	0.4%	0.4%	0.3%
International franchise revenues	0.3%	0.2%	0.3%	0.2%
Total revenues	100.0%	100.0%	100.0%	100.0%

Costs and expenses:
Food, beverage and paper supplies	25.0%	24.5%	24.7%	24.6%
Labor (2)	36.9%	36.3%	37.5%	37.2%
Direct operating and occupancy	19.6%	19.7%	20.0%	19.5%
Cost of sales	81.6%	80.5%	82.2%	81.3%

General and administrative (3)	7.4%	7.7%	7.7%	8.1%
Depreciation and amortization	5.9%	5.7%	6.3%	5.7%
Pre-opening costs	0.5%	0.5%	0.8%	0.7%
Store closure costs	0.5%	0.5%	0.2%	0.2%

Total costs and expenses	94.6%	93.9%	96.0%	95.1%

Operating income	5.4%	6.1%	4.0%	4.9%

Other income (expense):
Interest income (expense), net	0.1%	0.1%	-0.1%	0.1%
Total other income (expense)	0.1%	0.1%	-0.1%	0.1%

Income before income tax provision	5.5%	6.1%	3.9%	4.9%
Income tax provision	1.8%	2.1%	1.3%	1.7%
Net income	3.7%	4.0%	2.6%	3.2%

(1) Percentages are expressed as a percentage of total revenues, except for cost of sales which is expressed as a percentage of restaurant sales.
(2) Labor percentage includes approximately 10 basis points attributable to stock-based compensation in both the three and six months ended June 29, 2008 and the three and six months ended July 1, 2007.
(3) General and administrative percentage includes approximately 90 basis points attributable to stock-based compensation in each of the three and six months ended June 29, 2008, compared to 90 and 110 basis points in the three and six months ended July 1, 2007, respectively.

Selected Consolidated Balance Sheet Information
(Dollars in thousands)

Selected Consolidated Balance Sheet Information	June 29,	December 30,
	2008	2007

Cash and cash equivalents	$8,921	$10,795
Total assets	368,598	367,128
Total debt	62,000	21,000
Stockholders' equity	181,680	218,137

California Pizza Kitchen, Inc.
Units Summary

	Total Units at				Total Units at
Second Quarter 2008	March 30, 2008	Opened	Acquired	Closed	June 29, 2008
Company-owned full service domestic	188	3	-	1	190
Company-owned ASAP domestic	9	-	-	-	9
Company-owned LA Food Show	1	-	-	-	1
Franchised domestic	17	-	-	-	17
Franchised international	19	3	-	-	22
Sports and entertainment venues	3	-	-	-	3
Total	237	6	-	1	242

CONTACT:
California Pizza Kitchen, Inc.
Media: Sarah Grover
Investors: Sue Collyns
310-342-5000